Exhibit 99.1

 CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS RESULTS FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2019

THIRD QUARTER
- Net revenues increased 1% at actual rates and 7% at constant rates to US$ 138.9 million -
- Operating income increased 39% at actual rates and 49% at constant rates to US$ 30.8 million -
- OIBDA increased 16% at actual rates and 23% at constant rates to US$ 41.4 million -

NINE MONTHS
- Net revenues decreased 1% at actual rates but increased 6% at constant rates to US$ 469.0 million -
- Operating income increased 23% at actual rates and 32% at constant rates to US$ 118.9 million -
- OIBDA increased 16% at actual rates and 24% at constant rates to US$ 152.8 million -

HAMILTON, BERMUDA, October 17, 2019 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the three and nine months ended September 30, 2019.

Year-to-date operational and financial highlights:

•	TV advertising revenues decreased 3% at actual rates, but increased 4% at constant rates.

•	Carriage fees and subscription revenues increased 4% at actual rates and 11% at constant rates.

•	Costs charged in arriving at OIBDA decreased 8% at actual rates and 1% at constant rates.

•	OIBDA margin increased by 490 basis points to 33%.

•	Cash generated from continuing operating activities increased 79% at actual rates to US$ 168.0 million.

•	Unlevered free cash flow increased 25% at actual rates to US$ 170.6 million.

•	After making a EUR 50 million debt payment in September, CME has repaid a total of EUR 150 million of debt in 2019 using cash generated by the business.

•	The net leverage ratio declined to 2.5x at the end of September, down from 3.5x at the start of the year.

Michael Del Nin, Co-Chief Executive Officer, commented: "We head into the final months of 2019 with another outstanding set of results that improve our outlook, leading us to raise our OIBDA guidance for the third time this year. The ability of the business to generate increasing amounts of cash remains impressive, driving further deleveraging and enabling us to repay additional debt. In fact, with another payment in the third quarter, we have now repaid more than half a billion dollars of debt in the last two years."

Christoph Mainusch, Co-Chief Executive Officer, added: "We saw a very successful start to the fall season, resulting in higher prime time audience share in each of our country operations during the quarter, and widening our lead over our nearest competitor in three segments. On the strength of that audience performance, we grew TV ad market share in four countries, led by the Czech Republic, which continued to deliver impressive results."

In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow, unlevered free cash flow and constant currency percentage movements. Please see “Non-GAAP Financial Measures” below for additional information, including definitions and reconciliations to US GAAP financial measures.

Consolidated results for the three months ended September 30, 2019 and 2018 were:

(US$ 000's, except per share data)	For the Three Months Ended September 30,
(unaudited)	2019	2018	% Actual	% Lfl (1)
Net revenues	$138,851	$137,038	1.3%	7.3%
Operating income	30,783	22,197	38.7%	48.7%
Operating margin	22.2%	16.2%	6.0 p.p.	6.2 p.p.
OIBDA	41,411	35,767	15.8%	23.2%
OIBDA margin	29.8%	26.1%	3.7 p.p.	3.8 p.p.
Income from continuing operations	13,522	10,609	27.5%	38.6%
Income from continuing operations per share - basic	0.04	0.03	28.2%	39.4%
Income from continuing operations per share - diluted	$0.04	$0.03	28.0%	39.2%

Consolidated results for the nine months ended September 30, 2019 and 2018 were:

(US$ 000's, except per share data)	For the Nine Months Ended September 30,
(unaudited)	2019	2018	% Actual	% Lfl (1)
Net revenues	$469,009	$475,655	(1.4)%	5.7%
Operating income	118,882	96,795	22.8%	32.1%
Operating margin	25.3%	20.3%	5.0 p.p.	5.0 p.p.
OIBDA	152,810	131,936	15.8%	24.2%
OIBDA margin	32.6%	27.7%	4.9 p.p.	4.9 p.p.
Income from continuing operations	69,351	41,040	69.0%	82.3%
Income from continuing operations per share - basic	0.18	0.11	66.9%	81.9%
Income from continuing operations per share - diluted	$0.18	$0.10	84.4%	101.1%

(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.

Teleconference and Audio Webcast Details

CME will host a teleconference and audio webcast to discuss its third quarter results on Thursday, October 17, 2019 at 9 a.m. New York time (2 p.m. London and 3 p.m. Prague time). The audio webcast and teleconference will refer to presentation slides which will be available on CME's website at www.cme.net prior to the call.

To access the teleconference, U.S. and international callers may dial +1-647-689-5402 ten minutes prior to the start time and reference conference ID 6647416. The conference call will also be audio webcasted via www.cme.net. It can be heard on iPads, iPhones and a range of devices supporting Android and Windows operating systems.

A digital audio replay of the webcast will be available for two weeks following the call at www.cme.net.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, those factors set forth under "Risk Factors" in our Quarterly Report on Form 10-Q for the period ended September 30, 2019 as well as the following: the effect of changes in global and regional economic conditions; the effect of ending the quantitative easing program implemented by the European Central Bank; the economic, political and monetary impacts of Brexit in our markets; the outcome of our strategic review and its impact on our business; the impact of changes in local tax legislation; levels of television advertising spending and the rate of development of the advertising markets in the countries in which we operate; our ability to refinance our existing indebtedness; the extent to which our debt service obligations and covenants may restrict our business; our exposure to additional tax liabilities as well as liabilities resulting from regulatory or legal proceedings initiated against us; our success in continuing our initiatives to diversify and enhance our revenue streams; our ability to make cost-effective investments in our television businesses, including investments in programming; our ability to develop and acquire necessary programming and attract audiences; and changes in the political and regulatory environments where we operate and in the application of relevant laws and regulations.

The foregoing review of important factors should not be construed as exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" and “Forward-looking Statements” sections in CME's Quarterly Report on Form 10-Q for the period ended September 30, 2019. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the period ended September 30, 2019, which was filed with the Securities and Exchange Commission on October 17, 2019.

We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Please note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and posts to the Investors section of our website, www.cme.net. In the future, we will continue to use these channels to communicate important information about CME and our operations. Information that we post on our website could be deemed material. Therefore, we encourage investors, the media, our customers and others interested in CME to review the information we post at www.cme.net.

CME is a media and entertainment company operating leading businesses in five Central and Eastern European markets with an aggregate population of approximately 45 million people. CME's operations broadcast 30 television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady and Ring), the Czech Republic (Nova, Nova 2, Nova Cinema, Nova Sport 1, Nova Sport 2, Nova International, Nova Action and Nova Gold), Romania (PRO TV, PRO 2, PRO X, PRO GOLD, PRO CINEMA, PRO TV International and PRO TV Chisinau), the Slovak Republic (TV Markíza, Markíza International, Doma and Dajto) and Slovenia (POP TV, Kanal A, Brio, Oto and Kino). CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

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For additional information, please visit www.cme.net or contact:

Mark Kobal
Head of Investor Relations
Central European Media Enterprises
+420 242 465 576
mark.kobal@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except share and per share data)
(unaudited)

	For the Three Months Ended September 30,
	2019	2018
Net revenues	$138,851	$137,038
Operating expenses:
Content costs	58,962	60,910
Other operating costs	13,274	13,260
Depreciation of property, plant and equipment	8,245	8,202
Amortization of broadcast licenses and other intangibles	2,029	2,216
Cost of revenues	82,510	84,588
Selling, general and administrative expenses	25,558	30,253
Operating income	30,783	22,197
Interest expense	(8,037)	(9,977)
Other non-operating (expense) / income, net	(3,963)	1,574
Income before tax	18,783	13,794
Provision for income taxes	(5,261)	(3,185)
Income from continuing operations	13,522	10,609
Income from discontinued operations, net of tax	—	57,882
Net income	13,522	68,491
Net loss attributable to noncontrolling interests	223	80
Net income attributable to CME Ltd.	$13,745	$68,571

PER SHARE DATA:
Net income per share:
Continuing operations — basic	$0.04	$0.03
Continuing operations — diluted	0.04	0.03
Discontinued operations — basic	—	0.15
Discontinued operations — diluted	—	0.15
Attributable to CME Ltd. — basic	0.04	0.18
Attributable to CME Ltd. — diluted	$0.04	$0.18

Weighted average common shares used in computing per share amounts (000's):
Basic	264,833	263,829
Diluted	266,529	264,940

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except share and per share data)
(unaudited)

	For the Nine Months Ended September 30,
	2019	2018
Net revenues	$469,009	$475,655
Operating expenses:
Content costs	199,678	219,337
Other operating costs	40,328	41,929
Depreciation of property, plant and equipment	24,625	25,150
Amortization of broadcast licenses and other intangibles	6,336	6,839
Cost of revenues	270,967	293,255
Selling, general and administrative expenses	79,160	85,605
Operating income	118,882	96,795
Interest expense	(24,014)	(40,206)
Other non-operating expense, net	(4,823)	(1,144)
Income before tax	90,045	55,445
Provision for income taxes	(20,694)	(14,405)
Income from continuing operations	69,351	41,040
Income from discontinued operations, net of tax	—	60,548
Net income	69,351	101,588
Net loss attributable to noncontrolling interests	111	274
Net income attributable to CME Ltd.	$69,462	$101,862

PER SHARE DATA:
Net income per share:
Continuing operations — basic	$0.18	$0.11
Continuing operations — diluted	0.18	0.10
Discontinued operations — basic	—	0.18
Discontinued operations — diluted	—	0.17
Attributable to CME Ltd. — basic	0.18	0.29
Attributable to CME Ltd. — diluted	$0.18	$0.27

Weighted average common shares used in computing per share amounts (000's):
Basic	264,536	219,267
Diluted	265,940	255,265

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)
(unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$34,154	$62,031
Other current assets	245,488	312,062
Total current assets	279,642	374,093
Property, plant and equipment, net	104,553	117,604
Goodwill and other intangible assets, net	933,548	984,256
Other non-current assets	21,438	12,408
Total assets	$1,339,181	$1,488,361

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$114,943	$120,468
Current portion of long-term debt and other financing arrangements	6,063	5,545
Other current liabilities	24,285	13,679
Total current liabilities	145,291	139,692
Long-term debt and other financing arrangements	581,101	782,685
Other non-current liabilities	78,207	67,293
Total liabilities	$804,599	$989,670

Series B Convertible Redeemable Preferred Stock	$269,370	$269,370

EQUITY
Common Stock	$20,288	$20,228
Additional paid-in capital	2,006,150	2,003,518
Accumulated deficit	(1,508,614)	(1,578,076)
Accumulated other comprehensive loss	(253,159)	(216,650)
Total CME Ltd. shareholders' equity	264,665	229,020
Noncontrolling interests	547	301
Total equity	265,212	229,321
Total liabilities and equity	$1,339,181	$1,488,361

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)
(unaudited)

	For the Nine Months Ended September 30,
	2019	2018
Net cash generated from continuing operating activities	$167,973	$93,762
Net cash used in continuing investing activities	(15,619)	(15,027)
Net cash used in continuing financing activities	(176,098)	(180,751)
Net cash provided by discontinued operations	—	105,127
Impact of exchange rate fluctuations on cash and cash equivalents	(4,133)	(2,382)
Net (decrease) / increase in cash and cash equivalents	$(27,877)	$729

Supplemental disclosure of cash flow information:
Cash paid for interest (including guarantee fees)	$16,955	$29,827
Cash paid for Guarantee Fees previously paid in kind	—	27,328
Cash paid for Guarantee Fees that previously could be paid in kind	—	812
Cash paid for income taxes, net of refunds	$29,103	$23,499

Supplemental disclosure of non-cash financing activities:
Accretion on Series B Convertible Redeemable Preferred Stock	$—	$4,777

Segment Data
We manage our business on a geographical basis, with five reporting segments: Bulgaria, the Czech Republic, Romania, the Slovak Republic and Slovenia. These segments reflect how CME Ltd.’s operating performance is evaluated by our chief operating decision makers, who we have identified as our co-Chief Executive Officers, how operations are managed by segment managers, and the structure of our internal financial reporting.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. Intersegment revenues and profits have been eliminated in consolidation.
Below are tables showing our net revenues and OIBDA by segment for the three and nine months ended September 30, 2019 and 2018:

(US$ 000's)	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
(unaudited)	2019	2018	% Actual	% Lfl (1)	2019	2018	% Act	% Lfl (1)
Net revenues
Bulgaria	$16,062	$16,348	(1.7)%	3.2%	$57,962	$59,208	(2.1)%	4.1%
Czech Republic	46,857	45,489	3.0%	8.9%	161,552	158,051	2.2%	9.4%
Romania	39,684	41,128	(3.5)%	3.3%	126,856	136,683	(7.2)%	0.6%
Slovak Republic	22,146	20,867	6.1%	11.7%	70,791	70,590	0.3%	6.8%
Slovenia	14,368	13,586	5.8%	11.2%	54,494	53,483	1.9%	8.5%
Intersegment revenues	(266)	(380)	NM (2)	NM (2)	(2,646)	(2,360)	NM (2)	NM (2)
Total net revenues	$138,851	$137,038	1.3%	7.3%	$469,009	$475,655	(1.4)%	5.7%

(US$ 000's)	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
(unaudited)	2019	2018	% Act	% Lfl (1)	2019	2018	% Act	% Lfl (1)
OIBDA
Bulgaria	$2,430	$4,481	(45.8)%	(43.1)%	$16,439	$13,084	25.6%	32.6%
Czech Republic	17,505	15,388	13.8%	21.0%	64,745	59,009	9.7%	17.2%
Romania	16,941	15,607	8.5%	16.0%	59,717	58,696	1.7%	10.2%
Slovak Republic	7,071	5,032	40.5%	48.2%	17,355	10,041	72.8%	83.0%
Slovenia	3,816	2,158	76.8%	86.2%	14,960	12,010	24.6%	32.8%
Elimination	(7)	(15)	NM (2)	NM (2)	17	18	NM (2)	NM (2)
Total Operating Segments	47,756	42,651	12.0%	18.9%	173,233	152,858	13.3%	21.5%
Corporate	(6,345)	(6,884)	7.8%	3.0%	(20,423)	(20,922)	2.4%	(4.3)%
Total OIBDA	$41,411	$35,767	15.8%	23.2%	$152,810	$131,936	15.8%	24.2%

(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
(2) Number is not meaningful.

Non-GAAP Financial Measures
In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow and unlevered free cash flow. We believe that each of these metrics is useful to investors for the reasons outlined below. Non-GAAP financial measures may not be comparable to similar measures reported by other companies. Non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, US GAAP financial measures.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. We believe OIBDA is useful to investors because it provides a meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations. OIBDA and unlevered free cash flow are also used as components in determining management bonuses.
OIBDA includes amortization and impairment of program rights and is calculated as operating income before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our co-Chief Executive Officers when evaluating our performance. Our key performance measure of the efficiency of our consolidated operations and our segments is OIBDA margin. We define OIBDA margin as the ratio of OIBDA to net revenues.
Following a repricing of our Guarantee Fees in March 2017 and April 2018, we pay interest and related Guarantee Fees on our outstanding indebtedness in cash. In addition to this obligation to pay Guarantee Fees in cash, we expect to use cash generated by the business to pay certain Guarantee Fees that were previously paid in kind. These cash payments are all reflected in free cash flow; accordingly we believe unlevered free cash flow, defined as free cash flow before cash payments for interest and Guarantee Fees, best illustrates the cash generated by our operations when comparing periods. We define free cash flow as net cash generated from continuing operating activities less purchases of property, plant and equipment, net of disposals of property, plant and equipment and excluding the cash impact of certain unusual or infrequent items that are not included in costs charged in arriving at OIBDA because they are not considered by our co-Chief Executive Officers when evaluating performance. For additional information regarding our business segments, see Item 1, Note 19, "Segment Data" in our Form 10-Q.
While our reporting currency is the dollar, our consolidated revenues and costs are divided across a range of European currencies and CME Ltd.’s function currency is the Euro. Given the significant movement of the currencies in the markets in which we operate against the dollar, we believe that it is useful to provide percentage movements based on actual percentage movements (“% Act”), which includes the effect of foreign exchange, as well as like-for-like percentage movements (“% Lfl”). The like-for-like percentage movement references reflect the impact of applying the current period average exchange rates to the prior period revenues and costs. Since the difference between like-for-like and actual percentage movements is solely the impact of movements in foreign exchange rates, our discussion in this release includes constant currency percentage movements in order to highlight those factors influencing operational performance. The incremental impact of foreign exchange rates is presented in the tables accompanying such analysis.

(US$ 000's)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited)	2019	2018	2019	2018
Operating income	$30,783	$22,197	$118,882	$96,795
Depreciation of property, plant and equipment	8,245	8,202	24,625	25,150
Amortization of intangible assets	2,029	2,216	6,336	6,839
Other (1)	354	3,152	2,967	3,152
Total OIBDA	$41,411	$35,767	$152,810	$131,936

(US$ 000's)	For the Nine Months Ended September 30,
(unaudited)	2019	2018
Net cash generated from continuing operating activities	$167,973	$93,762
Capital expenditures, net of proceeds from disposals	(15,619)	(15,027)
Other (1)	1,242	—
Free cash flow	153,596	78,735
Cash paid for interest (including mandatory cash-pay guarantee fees)	16,955	29,827
Cash paid for Guarantee Fees previously paid in kind	—	27,328
Cash paid for Guarantee Fees that previously could be paid in kind	—	812
Unlevered free cash flow from continuing operating activities	$170,551	$136,702
(1) Other items in 2019 reflects costs related to the previously announced plan to review strategic alternatives. Other items in 2018 reflects the non-cash expense related to the accelerated vesting of RSUs with performance conditions in accordance with the terms of the corresponding award agreement following the completion of sale of the Company's Croatian operations on such date.